Exhibit 10.44

EMPLOYMENT AGREEMENT

THIS AGREEMENT made and entered into this 9th day of May, 2014 at Chicago, Illinois, by and between EPAZZ, INC. (hereinafter referred to as the "Company") and GUY METZ, an individual, residing at 2929 Marfitt Road, East Lansing, MI 48823 (hereinafter referred to as the "Employee").

WHEREAS, the Company is engaged in the business of an enterprise-wide software company specializing in providing customized web applications and related services on behalf of its various clients;

WHEREAS, the Company desires to employ the Employee and the Employee desires employment with the Company on the terms and conditions set forth herein; and

WHEREAS, the parties hereto desire to set forth their mutual understandings with respect to the Employee's employment in writing.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. RECITALS. The foregoing recitals are hereby incorporated herein.

2. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment by the Company on the terms and conditions set forth herein. The parties hereto expressly revoke any and all prior employment agreements between them.

3. TERM. The term of this Agreement shall be for a period of six (6) months and will commence on May 10, 2014 and will continue until November 10, 2014, unless sooner terminated as provided herein.

4. DUTIES. The Employee shall report directly to the President of the Company and render such full time services and duties to the Company as may be assigned to the Employee from time to time by the Company's officers. The Employee shall at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all duties that may be required of and from the Employee, pursuant to the orders, advise and direction of the officers of the Company, and the express and explicit terms hereof; all to the reasonable satisfaction of the Company. In connection herewith, the Employee shall at all times conduct himself in a manner that upholds the high ethical, moral and professional standards of the Company. The Company has advised the Employee and the Employee hereby acknowledges the Company's policy that its business affairs (including, without limitation, its internal hiring practices) shall be conducted without regard to race, color, religion, sex, age, natural origin or marital status.

In furtherance of the foregoing and not in limitation thereof, the Employee shall also be responsible for the specific duties set forth on Schedule A, attached hereto and incorporated herein. The Company may prospectively change the duties set forth in Schedule A, as the Company in its sole discretion determines from time to time.

5. COMPENSATION.

a.	As compensation for services, the Company shall pay the Employee and the Employee agrees to accept in full payment for services, compensation in accordance with the terms of Schedule B, which is attached hereto and hereby incorporated herein.

b.	The parties may prospectively change the compensation set forth in Schedule B, at any time, from time to time, upon the mutual written agreement of the parties. Such change(s) shall not terminate or otherwise affect the obligations contained in this Agreement.

c.	The Company, in its discretion, may deduct from the compensation paid the Employee all applicable federal, state and local taxes, as required by law, prior to payment to the Employee. In the event any taxing agencies, whether Federal, State and/or local, impose any tax(es) upon the Company based on the gross volume of business, number of employees or payroll of the Company (or any similar measure), then the Company reserves the right to deduct such amounts as may be required to pay said tax(es) from the compensation of the Employee to the extent such tax(es) are directly attributable to the employment of the Employee.

d.	If the Company terminates the Employee without Cause prior to the expiration of the Term, the Company shall continue to pay Employee all compensation and benefits to which Employee is entitled hereunder for the remainder of the Term. For purposes of this Agreement, the term "Cause" shall mean material misconduct; violation of the Company's rules, regulations, and employment policies; or Employee's material failure to render and perform services to the Company according to his obligations under this Agreement.

6. RELATIONSHIP. Subject to Section 5(d) above, the Company and the Employee shall maintain the relationship of employer and employee at will, notwithstanding any provision other than Section 5(d) herein to the contrary, including without limitation, the term hereof. The parties agree that in the course of performing services for the clients of the Company, that the Employee will exercise his professional judgment regarding the performance of the Employee's duties. The foregoing notwithstanding, the Company reserves the right from time to time to establish rules and regulations governing the Employee, the Employee's duties and activities, and the provision of services by the Employee. The Employee agrees to fully comply with such rules and regulations as the Company may prescribe from time to time. In connection with employment, the Employee agrees that the position with the Company is a full time position. Accordingly, the Employee shall not be employed, whether as an employee, client, agent or otherwise, by any other party, without the prior written consent of the Company. The Employee shall not have authority to enter into any contract without the written consent of the Company, in accordance with the rules and regulations of the Company.

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7. NONDISCLOSURE OF PROPRIETARY PROPERTY.

a.	The Employee acknowledges and agrees that in the course of employment with the Company that the Employee may acquire and/or the Company may provide the Employee with, or access to information regarding the business, procedures, activities and services of the Company, including but not limited to, memoranda; files; forms, techniques, methods and procedures; programs; client accounts and customer lists; costs and prices of the Company; client needs, requirements and business affairs; records; manuals; computer data, software, and databases, and other trade secrets and confidential information which gives or could give the Company a competitive advantage in the marketplace (hereinafter referred to collectively as the "Proprietary Property") as is necessary or desirable to assist him in his activities on behalf of the Company. The Employee hereby acknowledges that the Proprietary Property is the sole and exclusive property of the Company, that the Proprietary Property is a valuable, special and unique asset of the business of the Company, developed at considerable expense to the Company, and is not available to the public at large or other persons engaging in businesses which are the same as or similar to the business of the Company.

b.	The Employee covenants and agrees that the Employee shall not, while in the employ of the Company, or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association or corporation, without the prior written consent of the Company, any information in any way relating to the Proprietary Property. The Proprietary Property shall remain the sole property of the Company and upon termination of employment with the Company, for any reason the Employee shall thereupon return all Proprietary Property (including, without limitation, all lists, documents or other types of records and any written, typed, printed or computer stored materials identifying the clients of the Company or the personnel of clients, together with any and all data involving advertising techniques, processing techniques, manuals, materials, programs, methods or contracts) in his possession or control to the Company. The Employee shall have no right to retain copies of such Proprietary Property after the termination of employment with the Company, without the express written consent of the Company.

c.	The covenants on the part of the Employee contained in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Section 7 by the Company.

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8. COVENANT NOT TO COMPETE.

a.	The Employee expressly covenants and agrees that for a period of two (2) years after the termination of employment with the Company, within a the United States, the Employee will not engage in any business or perform any service, directly or indirectly, in competition with the Current Business of the Company, or have any interest, whether as proprietor, partner, member, manager, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall engage, directly or indirectly, in competition with the Current Business of the Company. For purposes of this Agreement, the term "Current Business" shall mean the principal business in which the Company is engaged as of the date hereof.

b.	In the furtherance of the foregoing and not in limitation thereof, the Employee agrees that for a period of two (2) years after the termination of employment with the Company, the Employee shall not, directly or indirectly, solicit or service in any way, on behalf of himself or on behalf of or in conjunction with others, any client or customer, or prospective client or customer who has been solicited or serviced by the Company within one (1) year prior to the termination of employment.

c.	In furtherance of the foregoing and not in limitation thereof, the Employee agrees that for a period of two (2) years after the termination of employment with the Company, the Employee shall not, directly or indirectly, for himself or any enterprise engaged in competition with the Company, solicit for employment or employ any employee or independent contractor who is then employed or retained by the Company or who has been employed or retained by the Company within one (I) year prior to the termination of the employment of the Employee hereunder.

d.	The covenants on the part of the Employee contained in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Section 8 by the Company. Notwithstanding anything to the contrary contained herein, however, if Company defaults on its obligations under that Promissory Note from Company to Jadian Enterprises, Inc., or the Security Agreement between Company and Jadian Enterprises, Inc., both of even date herewith, and such default remains for a period of thirty (30) days following the date on which Company receives written notice of such default from Jadian Enterprises, Inc., the restrictions contained in this Section 8 shall automatically terminate.

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9. REMEDIES.

a.	The Employee understands that this Agreement contains a restrictive covenant and prohibits the disclosure of the Proprietary Property of the Company, agrees to the reasonability of said provisions, and does herewith expressly agree and acknowledge that his breach of this Agreement will not be adequately compensated by money damages. The Employee acknowledges that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of the Company and that any violation of these restrictions would cause substantial irreparable injury to the Company. The Employee further acknowledges that the Company would not have entered into this Agreement with the Employee without receiving the consideration offered by the Employee in binding himself to these restrictions.

b.	The Employee expressly agrees that in the event of any suit which may be brought by the Company for any violation or threatened violation of this Agreement, including but not limited to a violation of the restrictive covenant and nondisclosure provisions hereof, any such breach or threatened breach shall entitle the Company to any and all of the following:

(i)	an order in any such suit enjoining him from violating said provisions, upon a court order to that effect, which may be entered at any stage of such litigation without the requirement to post bond, and any application for such injunction shall be without prejudice to any other right of action which may accrue to the Company by reason of the breach or threatened breach of this Agreement;

(ii)	an order in any such suit providing for the forfeiture of any and all of the compensation that may be due the Employee in the future; and

(iii)	an order in any such suit providing for such other damages as may be determined by an accounting for lost profits or diverted business.

c.

In the event it becomes necessary for the Company to enforce the covenant not to compete or any other provision of this Agreement, the Employee shall be liable for the payment of reasonable attorneys' fees, court costs and all ancillary expenses incurred by the Company.

d.	The remedies contained in this Agreement are cumulative and not exclusive.

e.	If any portion or portions of the covenant not to compete or the nondisclosure of Proprietary Property provisions contained herein shall be, for any reason, held invalid or unenforceable or deemed to be too excessive and, therefore, unenforceable, such portion or portions of the covenant(s) shall be reinterpreted by the court who shall have made such determination to requalify the limitations provided therein so as to make the covenant(s) enforceable, and the parties agree to be bound by such reinterpretations.

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Sections 7, 8 and 9 of this Agreement shall survive any termination of this Agreement.

10. TERMINATION. This Agreement may be terminated at any time by either party without prior notice. The Employee recognizes and agrees that employment is strictly at the will of the Company.

Termination hereunder shall terminate any further obligations of the Company except as specifically set forth in this Agreement. However, in no event shall the Employee's obligations under Sections 7, 8 and 9 of this Agreement terminate.

11. NOTICES. All notices required to be given by this Agreement shall be made in writing either:

a.	by personal delivery to the party requiring notice; or

b.	by mailing notice to the party requiring notice, by certified mail, return receipt requested.

If to the Company:	Epazz, Inc.
309 West Washington Street, Suite 1225
Chicago, Illinois 60606
Attn: Shaun Passley

With a copy to:	Daniel M. Loewenstein
Evans, Loewenstein, Shimanovsky & Moscardini, Ltd.
130 S. Jefferson Street, Suite 350
Chicago, Illinois 60661

If to the Employee:	Guy Metz
2929 Marfitt Road
East Lansing, MI 48823

The effective date of the notice shall be the date of delivery in (a) above or the date of mailing in (b) above.

12. REPRESENTATION. The Employee represents that he does not have any employment obligations which would conflict with his performance for the Company. The Employee further represents that he is not bound by any prior agreement which would prohibit him from entering into this Agreement with the Company, or fully performing his duties for the Company, and he agrees to hold the Company harmless from any litigation or claims arising from the breach of this representation.

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13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous communications, negotiations, representations or agreements, either verbal or written, between the parties. No modification or waiver of this Agreement, or any part hereof, shall be effective unless in writing signed by the parties hereto.

14. ASSIGNABILITY. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, he may not assign this Agreement or any of his rights, duties or obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Company, its successor and assigns.

15. WAIVER. No waiver by either party of any failure to perform any requirement or provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other requirement or provision.

16. SEVERABILITY. If any provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall not affect any other provision thereof or the validity or enforceability of this Agreement.

17. CAPTIONS. The headings and titles used in this Agreement have been inserted for convenience of reference only and are to be ignored in any construction or interpretation of the provisions hereof.

18. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

19. CONSTRUCTION. Gender references used herein shall be modified as required to meet the circumstances. Whenever the context so requires, the plural shall include the singular and vice versa.

20. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

21. FORUM. The parties agree that any litigation between the parties shall be conducted before the Courts of the State of Illinois and do hereby consent to jurisdiction and venue in Cook County, Illinois.

[Signature Page to follow on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ATTEST:	EPAZZ, INC.

/s/ signature illegible	By:	/s/ Shaun Passley
Secretary		President

The Employee, by his signature hereto, acknowledges that he has had an adequate opportunity to review the foregoing Agreement with a lawyer or other business advisor of his choice, that he understands the content. of this Agreement and he is signing this Agreement of his own free will without any duress or coercion.

EMPLOYEE:

/s/ Guy Metz

GUY METZ

[number illegible]

SOCIAL SECURITY NUMBER

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EXHIBIT A

DUTIES

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EXHIBIT B

COMPENSATION

1.	Annual Gross Salary of Seventy-Five Thousand and no/100 Dollars ($75,000.00), payable biweekly, prorated for the Term.

2.	Employee shall have the right to select health insurance a list of healthcare plans in which the Company, Epazz, Inc., or any affiliates or subsidiaries of either, participates.

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